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                                                                 EXHIBIT 23.1(B)

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of QuadraMed Corporation on Form S-8 of our report dated April 25, 1997 (relating to the consolidated statements of operations, shareholder's equity, and cash flows of FRA Acquisitions, Inc. and subsidiary for the year ended December 31, 1996, not presented or incorporated by reference separately herein) appearing in the Annual Report on Form 10-K of QuadraMed Corporation for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP


Los Angeles, California
April 8, 1999